Asterias Biotherapeutics Announces Record Date for Distribution of BioTime Warrants to Holders of Asterias Series A Common Stock

MENLO PARK, Calif., Sept. 4, 2014 /PRNewswire/ -- Asterias Biotherapeutics, Inc. (OTCBB: ASTY) announced today that its Board of Directors has set Monday, September 15, 2014 as the record date (the "Record Date") for determining holders of its Series A common stock entitled to receive BioTime, Inc. common share purchase warrants in Asterias' previously announced warrant distribution.

Asterias plans to distribute, on a pro rata basis, warrants to purchase 8,000,000 BioTime common shares at an exercise price of $5.00 per share to holders of 6,537,779 shares of Asterias Series A common stock. Each shareholder of record as of the Record Date will receive approximately 1.223657 BioTime warrants for each share of Asterias Series A common stock owned. The warrants will expire on October 1, 2018.

No fractional warrants will be issued and no cash in lieu of fractional warrants will be distributed. Instead, the number of BioTime warrants distributable to each shareholder will be based on the total number of shares of Series A common stock that the shareholder owns, and any fractional BioTime warrant remaining will be disregarded.

"The anticipated distribution of the BioTime warrants provides immediate, near-term value to Asterias shareholders while Asterias pursues clinical development of our promising therapeutic products that have the potential to address significant unmet medical needs using our stem cell technology platform," stated Pedro Lichtinger, President and CEO of Asterias.

About Asterias Biotherapeutics

Asterias' core technologies center on stem cells capable of becoming all of the cell types in the human body, a property called pluripotency. Asterias plans to develop therapies based on pluripotent stem cells to treat diseases or injuries in a variety of medical fields having major unmet needs and without adequate therapies available. Asterias initial focus is on two clinical stage programs including oligodendrocyte progenitor cells (AST-OPC1) for spinal cord injuries and antigen-presenting allogeneic dendritic cells (AST-VAC2) for lung cancer.

In October of 2013, Asterias acquired the cell therapy assets of Geron Corporation. These assets included INDs for the clinical stage AST-OPC1 and AST-VAC1 programs, banks of cGMP-manufactured AST-OPC1 drug product, cGMP master and working cell banks of human embryonic stem cells, over 400 patents and patent applications filed worldwide including broad issued claims to fundamental platform technologies for the scalable growth of pluripotent stem cells and compositions of matter for several hESC-derived therapeutic cell types, research cell banks, customized reagents and equipment, and various assets relating to the AST-VAC2 program and preclinical programs in cardiology, and orthopedics.

Asterias is a member of the BioTime (NYSE MKT: BTX) family of companies. Asterias Series A Common Stock is traded on the OTC Bulletin Board under the symbol ASTY. Additional information about Asterias can be found at www.asteriasbiotherapeutics.com.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Asterias, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Asterias, particularly those mentioned in the cautionary statements found in Asterias' filings with the Securities and Exchange Commission. Asterias disclaims any intent or obligation to update these forward-looking statements

CONTACT: Investors, InvestorRelations@asteriasbio.com